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As filed with the Securities and Exchange Commission on May 18, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARDINGE INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0470200 (I.R.S. Employer Identification Number)

One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Patrick Ervin
Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Philip Hunter, Esq. Sayles & Evans One West Church Street Elmira, New York 14901 (607) 734-2271 Fax (607) 734-1754	David J. Murray, Esq. Richard C. Leska, Esq. Phillips Lytle LLP 3400 HSBC Center Buffalo, New York 14203 (716) 847-8400 Fax (716) 852-6100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

____________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered ____________________________________	Proposed Maximum Aggregate Offering Price(1) ____________________________________________	Amount of Registration Fee(2) _____________________

Common Stock, $0.01 par value per share.(3)	$50,000,000	$6,335

______________

(1)	An indeterminate number of shares of common stock is being registered as may be issued at various times at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Attached to each share of common stock is a right to purchase one one-hundredth of a share of the Company's Series A Preferred Stock, $0.01 par value, under the Company's Shareholder Rights Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in the prospectus is not complete and may be changed. We may not sell these common shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common shares and we are not soliciting an offer to buy these common shares in any state where an offer is not permitted.

Subject to Completion, dated May __, 2004

PROSPECTUS

HARDINGE INC.

Common Shares

              We may offer our common shares to the public from time to time. Our common shares trade on the Nasdaq Stock Market's National Market under the symbol "HDNG."

              This prospectus provides you with a general description of our common shares. Each time we sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 1 before you make your investment decision.

              We will sell common shares to underwriters or dealers, through agents, or directly to investors.

              Investing in our common shares involves a high degree of risk. See the information under the heading "Risk Factors" in the applicable prospectus supplement before you make your investment decision.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common shares or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

              This prospectus may not be used to sell our common shares unless it is accompanied by a prospectus supplement.

____________________

The date of this prospectus is May __, 2004.

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ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, issue and sell to the public common shares in one or more offerings up to an aggregate dollar amount of $50,000,000. Each time we sell common shares under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the common shares will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus supplement and the prospectus supplement for an offering, you should rely on the information in that prospectus supplement.

              The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and our common shares offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information" on this page.

              When acquiring any common shares discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering our common shares in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

              Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Hardinge," "we," "us," "our," or similar references mean Hardinge Inc. together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.hardinge.com. Our web site is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of the common shares covered by this prospectus:

1. Our Annual Report on Form 10-K for the year ended December 31, 2003.
2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.
3. Our Current Report on Form 8-K filed with the SEC on May 7, 2004.

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4. The description of our common stock contained in our Registration Statement on Form S-2 (SEC file No. 33-91644), filed with the SEC on May 11, 1995.

        5.    The description of the rights to purchase our Series A Preferred Stock under our Shareholder Rights Plan contained in our Form 8-A, filed with the SEC on May 11, 1995, and our Forms 8-A/A, filed with the SEC on September 29, 1997 and May 18, 2004.

        6.    All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all common shares offered have been sold or which de-registers all common shares then remaining unsold.

              Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement.

              We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Richard L. Simons, Executive Vice President/CFO, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 734-2281.

HARDINGE INC.

              We are a global manufacturer and distributor of high-precision computer controlled metal-cutting turning machines, grinding machines, vertical machining centers and accessories. Additionally, we provide our customers with a range of repair parts and support services related to the products that we sell. We believe that our recognized commitment to product quality, innovation and customer support have largely contributed to our leading position within our target market. Our customers include metalworking manufacturers as well as a wide range of end users within the aerospace, automotive and transportation, agriculture, construction, oil and gas and medical instrumentation industries.

              We have established a global presence and market our products to most of the industrialized markets of the world, including the United States, China, England, Germany, Switzerland, Austria, France and Canada. We generate approximately 50% of our sales outside of the United States. We maintain manufacturing, sales, and support facilities located in Chemung County, New York, St. Gallen and Biel, Switzerland, Nan Tou City, Taiwan, and Shanghai, China. We also have sales and support facilities in Cleveland, Ohio, Exeter, England, Krefeld, Germany, and Bejing, Xian and Guangzho, China. We manufacture most of the products that we sell. In 2003, approximately 47%, 38% and 15% of the value of our manufactured products was assembled in the United States, Europe and Asia, respectively. Parts for our equipment are sourced from around the world.

              Our principal executive offices are located at One Hardinge Drive, Elmira, New York 14902-1507, and our telephone number is (607) 734-2281. Our website is www.hardinge.com.

USE OF PROCEEDS

              Except as may be set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the common shares offered by this prospectus for general corporate purposes, which may include the repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements. Pending such uses, we plan to invest the net proceeds in marketable securities or apply the net proceeds to reduce indebtedness. If we intend to use the proceeds of any offering to repay outstanding indebtedness, we will provide details about the indebtedness that is being repaid in a prospectus supplement.

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RISK FACTORS

              Each prospectus supplement will contain a discussion of risks applicable to an investment in us and our common shares. Prior to making a decision about investing in our common shares, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

              This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain forward-looking statements. Generally, these statements can be identified by the use of phrases like "believe," "expect," "anticipate," "plan," "may," "will," "could," "estimate," "potential," "opportunity," "future," "project" and similar terms. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those in the forward-looking statements. Factors that could cause or contribute to these differences include, among other things, the items set forth under the caption "Risk Factors" in the applicable prospectus supplement and the risks identified in subsequent filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on our forward-looking statements. These statements speak only as of the date of the document in which they appear, and we undertake no obligation to update or revise the statements.

DESCRIPTION OF COMMON SHARES

              The following summary of the terms of our common shares does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

              Authorized and outstanding shares. We are authorized to issue up to 20,000,000 common shares and 2,000,000 preferred shares, each of which has a par value $.01 per share. At May 15, 2004, there were 8,843,953 common shares outstanding, including 238,750 restricted common shares, which have been issued to officers and employees under the Company's 1996 and 2002 Incentive Stock Plans, but which had not yet vested. In addition, at May 15, 2004, we had outstanding options to purchase 236,584 common shares. These options were granted to officers and employees under the Company's 1996 and 2002 Incentive Stock Plans. As of the date of this prospectus, we have not issued any preferred shares.

              Common shares. Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available for payment of dividends, as our board of directors may from time to time determine. Each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Our common shares are not entitled to preemptive rights and are not subject to conversion or redemption. Each outstanding common share is fully paid and nonassessable. Our common shares are listed on the Nasdaq National Market under the symbol "HDNG." The Registrar and Transfer Agent for our common shares is Computershare Investors Services LLC.

              Preferred shares. Our board of directors is authorized, without action by the shareholders, to fix the number of shares, to determine the designation of any series of the authorized preferred shares and to determine the relative rights, preferences, and limitations granted to, or imposed upon, any unissued series of our preferred shares. A right to purchase shares of Series A Preferred Stock is attached to each common share. A maximum of 250,000 shares of Series A Preferred Stock has been reserved for issuance upon exercise of such rights. The rights of holders of our common shares, as described below, will be subject to, and may be adversely affected by, the rights of

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holders of any preferred shares that may be issued in the future. See "Anti-Takeover Effects of New York Law and of Our Charter, Bylaws and Rights Plan--Shareholder Rights Plan" below.

ANTI-TAKEOVER EFFECTS OF NEW YORK LAW AND OF OUR CHARTER,
BYLAWS AND RIGHTS PLAN

              The following paragraphs summarize certain provisions of the New York Business Corporation Law, our charter and by-laws and other arrangements we have entered into that may have the effect of discouraging an acquisition of Hardinge. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law, our restated certificate of incorporation and Bylaws, and our Rights Agreement and Amended Rights Agreement, copies of which are on file with the SEC as exhibits to registration statements that we previously filed. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

              Special Provisions of our Certificate and Bylaws Our restated certificate of incorporation and bylaws contain certain provisions that could make the acquisition of Hardinge by means of a tender offer, a proxy contest or otherwise difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hardinge to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging acquisition proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and is qualified in its entirety by reference to our restated certificate of incorporation and bylaws, which have been filed as exhibits to the Registration Statement of which this prospectus is a part:
•

Staggered Board of Directors. Our restated certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with each class constituting one-third of the total number of directors and with the classes serving staggered three-year terms. This classification of the directors has the effect of making it more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors. Our board of directors believes that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as directors of Hardinge.

•

Removal of Directors and Filling of Vacancies Our restated certificate of incorporation provides that a member of our board of directors may be removed only for cause and upon the affirmative vote of the holders of 75% of the securities entitled to vote at an election of directors. Newly created directorships and board of director vacancies resulting from death, removal or other causes may be filled only be a majority vote of the then remaining directors. Accordingly, it will be more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors.

•

Supermajority Voting Provisions for Certain Business Combinations. Our restated certificate of incorporation requires the affirmative vote of (a) at least 75% of all of the securities of the Company entitled to vote and (b) at least 75% of other than Majority Shareholders (defined as 10% beneficial holders) in order to effect certain mergers, sales of assets or other business combinations involving Hardinge. These provisions could have the effect of delaying, deferring or preventing a change of control of Hardinge.

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              Discretion to Consider Non-Price Issues. Under Section 717 of the New York Business Corporation Law, or NYBCL, and under our restated certificate of incorporation, our board of directors may consider issues other than price in a proposed business combination. The non-price matters that our board of directors can consider may include, but are not limited to, social and economic effects of the transaction upon Hardinge, our shareholders, employees, customers, vendors, suppliers and other constituencies.

              Shareholder Rights Plan. On May 16, 1995, we adopted a shareholder rights plan and entered into a rights agreement to implement the plan. These arrangements expire on May 16, 2005 and our board has not yet decided whether we will enter into similar arrangements to replace them. The rights agreement provides that attached to each common share outstanding at the close of business on May 30, 1995 and each common share issued thereafter is one right that, when exercisable, entitles the holder of the right to purchase a unit of one one-hundredth of a share of our Series A Preferred Stock at a purchase price of $80.00 per unit, subject to adjustment. The rights will become exercisable ten business days after any person or group (other than Hardinge, any subsidiary of Hardinge, any employee benefit plan of Hardinge or any such subsidiary, or, under certain circumstances, the administrator of certain of our employee benefit plans) becomes the beneficial owner of 20% or more of our outstanding common shares or commences a tender or exchange offer upon consummation of which such person or group would, if successful, own 30% or more of our outstanding common shares. In certain events (such as a person or group (other than the excluded group referred to above) becoming the beneficial owner of 20% or more of our outstanding common shares or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the rights would entitle the holders thereof (other than the acquiring person or group) to receive units (or in certain circumstances shares of our common stock or common stock of the surviving corporation, or cash, property or other securities) with a market value equal to twice the purchase price of the unit. Exercise of the rights may cause substantial dilution to a person who attempts to acquire Hardinge. No monetary value is expected to be assigned to the rights, and they will not trade separately from our common shares unless and until they become exercisable. The rights, which will expire ten years from the date of issuance, may be redeemed by our board of directors, at a price of $.01 per right, at any time prior to the expiration of ten business days after the acquisition by a person or group of affiliated or associated persons of beneficial ownership (other than the excluded group referred to above) of 20% or more of our outstanding common shares, except as the rights agreement may otherwise provide. The terms of the rights agreement provide for amendment thereof by our board of directors without the consent of the holders of the rights. The rights agreement may have certain anti-takeover effects, although it is not intended to preclude any acquisition or business combination that is at a fair price and otherwise in the best interests of Hardinge and our shareholders as determined by our board of directors. However, a shareholder could potentially disagree with our board of directors' determination of what constitutes a fair price or the best interests of Hardinge and our shareholders.

              Certain Potential Disadvantages of the Anti-Takeover Measures. The anti-takeover provisions described above may make more difficult and discourage an attempt to acquire control of Hardinge by a potential bidder who does not wish to negotiate with our board of directors or who is unable to reach an agreement with our board of directors. In such a situation, these provisions could discourage a transaction that a majority of our shareholders favor or in which shareholders could receive a significant premium over then-current market prices. Because these provisions could discourage or render more difficult a takeover attempt, there may be a reduced possibility of large temporary fluctuations in the market price of our common shares resulting from actual or rumored takeover attempts. Shareholders should also note that, in situations such as unsolicited tender offers, the personal interest of members of management and our board of directors in retaining their salaries and positions may conflict with the interests of the shareholders in selling their shares at an attractive price. Anti-takeover measures of this type have generally been criticized as efforts of corporations' managements to entrench themselves without regard to the needs and desires of shareholders. Management and our board of directors believe, however, that such potential conflicts of interest will not affect the proper exercise of their fiduciary duty to use their best judgment on behalf of Hardinge and our shareholders.

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              Anti-takeover Legislation. Section 912 of the NYBCL provides in essence that in the event a person acquires 20% or more of the voting stock of a New York corporation, who is referred to in this prospectus as an "interested shareholder," the corporation and the interested shareholder, or any affiliated entity, may not engage in certain business combinations for a period of five years following the date the person became an interested shareholder unless the board of directors of such corporation approves such share acquisition or business combination before the interested shareholder acquires 20% or more of the corporation's voting stock. Business combinations for this purpose include, among other things,

•	A merger or consolidation,
•	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of
• the aggregate market value of the corporation's assets determined on a consolidated basis,
• the aggregate market value of outstanding capital stock, or
• the earning power or net income of the corporation determined on a consolidated basis, and
•	Certain transactions that result in the issuance of capital stock of the corporation to the interested shareholder.

Under certain circumstances, Section 912 of the NYBCL makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a five-year period.

              In addition, a shareholder dissatisfied with the form or amount of consideration received in a merger transaction may have statutory dissenters' rights under Section 910 of the NYBCL. A shareholder also could bring suit against members of our board of directors and any majority shareholder of Hardinge alleging breach of fiduciary duty. New York courts have held that a majority shareholder of a corporation involved in a merger with the corporation owes a fiduciary duty to the other shareholders.

PLAN OF DISTRIBUTION

              We may offer our common shares in one or more of the following ways from time to time:
•	To or through underwriters or dealers;
•	By ourself directly;
•	Through agents; or
•	Through a combination of any of these methods of sale.

              The prospectus supplement relating to the offering of our common shares will set forth the terms of such offering, including the following information:
•	The name or names of any underwriters, dealers or agents;
•	The purchase price and the proceeds to us from such sale;

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•

Any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed eight percent (8%) of the gross proceeds of the offering;

•	The initial public offering price;
•	Any discounts or concessions to be allowed or reallowed or paid to dealers; and
•	Any securities exchanges on which our common shares may be listed.

              Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

              If underwriters are used in an offering of our common shares, such common shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common shares may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase our common shares unless specified conditions are satisfied.

              In connection with underwritten offerings of our common shares and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of our common shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered common shares originally sold by the syndicate member are purchased in syndicate covering transactions.

              These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

              If dealers are utilized in the sale of our common shares, we will sell such common shares to the dealers as principals. The dealers may then resell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

              Our common shares may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. Any agent involved in the offer or sale of our common shares in respect of which this

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prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

              If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

              Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriting, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

              Phillips Lytle LLP, Buffalo, New York, will pass on the validity of the common shares offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

              The consolidated financial statements and schedule of Hardinge Inc. appearing in Hardinge Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The expenses in connection with the common shares being registered are as follows:

Amount To Be Paid ______________________

Registration fee	$6,335
Printing and Engraving Expenses	*
NASD Fee	5,500
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
____________
Total	$11,835 =============

*	To be provided by amendment or as an exhibit to a filing with the SEC pursuant to the Securities and Exchange Act of 1934.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Hardinge is incorporated under the New York Business Corporation Law, or NYBCL. Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, which is commonly referred to as a "derivative action"), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was wrongful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

              Article XI of Hardinge's bylaws provides indemnification of its directors and officers to the fullest extent permitted by the NYBCL. Hardinge's directors and officers also are covered by a conventional directors' and officers' insurance policy.

ITEM 16.   EXHIBITS

              The exhibits to the Registration Statement are listed in the Exhibit Index which appears on page II-4 of this Registration Statement and is hereby incorporated by reference.

ITEM 17.   UNDERTAKINGS

(a)	The undersigned hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of common shares offered (if the total dollar value of common shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the common shares offered therein, and the offering of such common shares at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the common shares being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the common shares offered therein and the offering of such common shares at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, State of New York, on May 18, 2004.

HARDINGE INC.

By:	/s/ J. Patrick Ervin J. Patrick Ervin Chairman, President and CEO

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POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Patrick Ervin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Patrick Ervin J. Patrick Ervin	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2004
/s/ Mitchell I. Quain Mitchell I. Quain	Director	May 17, 2004
/s/ Daniel J. Burke Daniel J. Burke	Director	May 16, 2004
/s/ Kyle H. Seymour Kyle H. Seymour	Director	May 14, 2004
/s/ John J. Perrotti John J. Perrotti	Director	May 14, 2004
/s/ Douglas A. Greenlee Douglas A. Greenlee	Director	May 16, 2004
/s/ J. Philip Hunter J. Philip Hunter	Secretary and Director	May 17, 2004
/s/ Albert W. Moore Albert W. Moore	Director	May 14, 2004
/s/ Richard L. Simons Richard L. Simons	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	May 17, 2004

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EXHIBIT INDEX

Exhibit
Number ___________________		Description of Document ______________________________________________________________________________________
1.1		Form of Underwriting Agreement.*

3.1		Restated Certificate of Incorporation of Hardinge Inc., incorporated by reference from Exhibit 1.4 of the Registrant's Form 8-A, filed on May 19, 1995.

3.2		By-Laws of Hardinge Inc., as amended May 4, 2004.

4.1		Form of Common Stock Certificate, incorporated by reference from Exhibit 3 of the Registrant's Form 8-A, filed on May 19, 1995.

4.2		Form of Rights Agreement, dated as of May 16, 1995, between Registrant and American Stock Transfer and Trust Company, incorporated by reference from the Registrant's Form 8-A, filed on May 23, 1995.

4.3		Amended Form of Rights Agreement, dated as of August 25,1997 between Registrant and Fifth Third Bank, incorporated by reference from the Registrant's Form 8-A/A filed on September 29, 1997.

4.4

Amended Form of Rights Agreement, dated as of May 18, 2004 between Registrant and Computershare Investors Services LLC, incorporated by reference from the Registrant's Form 8-A/A filed on May 18, 2004.

5.	1	Opinion of Phillips Lytle LLP.

23.	1	Consent of Ernst & Young LLP.

23.	4	Consent of Phillips Lytle LLP. Included in the opinion filed as Exhibit 5.1.

24.	1	Power of Attorney. Set forth on signature pages hereto.

______________

*	To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

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Exhibit 3.2

As in Effect 5/18/2004
Last Amended 5/4/2004

BY - LAWS

-of-

HARDINGE INC.

ARTICLE I

Offices.

SECTION 1.    Principal Office.

                         The principal office of the corporation shall be located in the County of Chemung and State of New York.

SECTION 2.    Other Offices.

                        The corporation may also have such other offices, either within or without the State of New York, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Shareholders.

SECTION 1.    Place of Meetings of Shareholders.

                         Meetings of shareholders may be held at such place, within or without the State of New York, as may be fixed by the Board of Directors.

SECTION 2.    Annual Meeting of Shareholders.

                         A meeting of shareholders shall be held annually on such date and at such place and time as may be fixed by the Board of Directors for the election of directors and the transaction of other business.

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SECTION 3.    Special Meetings of Shareholders.

                         Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the President. Such call shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be confined to the purpose or purposes for which the meeting is called.

SECTION 4.    Fixing Record Date.

                         The Board of Directors may fix, in advance, a date as the record date for purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days before any other action. If no record date is fixed, the record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given and for all other purposes shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

SECTION 5.    Notice of Meetings of Shareholders.

                         Written notice of every meeting of shareholders shall state the place, date and hour of the meeting and unless it is the annual meeting indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the statutory requirements to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

SECTION 6.    Adjourned meetings.

                         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the

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adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the corporation may transact any business that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SECTION 7.    List of Shareholders at Meeting.

                         A list of shareholders as of the record date, certified by the secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meetings, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 8.    Quorum of Shareholders.

                         The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. Despite the absence of a quorum, the shareholders present may adjourn the meeting.

SECTION 9.    Proxies.

                         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is provided by law.

SECTION 10.  Inspectors at Shareholders' Meetings.

                         The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed the person presiding at a shareholders, meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. If appointed on the request of one or more shareholders, the holders of a majority of shares present and entitled to vote thereat shall determine the number of inspectors to be appointed. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of

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the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 11.  Qualifications of Voters.

                         Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

                         Neither treasury shares nor shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares.

                         Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

                         Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

                         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

                         Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

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SECTION 12.  Vote of Shareholders.

                         Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other corporate action by vote of the shareholders shall, except as otherwise required by law, these By-Laws or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

SECTION 13.  Conduct of Shareholders' Meetings.

                         The Officer presiding over the shareholders, meeting may establish such rules and regulations for the conduct of the meeting as the presiding Officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

SECTION 14.  Shareholder Proposals.

                         No shareholder shall be entitled to submit a proposal to a meeting of shareholders unless at the time of submitting the proposal, the shareholder shall be a record or beneficial owner of at least 1% or $1,000 in market value of shares entitled to be voted at the meeting, and shall have held such shares for at least one year and shall continue to own such shares through the date on which the meeting is held. A shareholder meeting the above requirements shall deliver to the secretary of the corporation not later than 120 days prior to the date on which the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual meeting, the text of any proposal which he intends to propose at an annual meeting of shareholders and a notice of the intention of the shareholder to present such proposal at the meeting. A proposal to be presented at any meeting of shareholders other than an annual meeting shall be delivered to the Secretary a reasonable time before the mailing of the corporation's proxy material.

ARTICLE III

Directors.

SECTION 1.    Board of Directors.

                         The business of the corporation shall be managed under the direction of its Board of Directors.

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SECTION 2.    Qualifications of Directors.

                         Each director shall be at least 18 years of age.

SECTION 3.    Number of Directors.

                         The number of directors constituting the entire Board shall be nine (9). This number may be increased or decreased from time to time by amendment of these By-Laws, provided, however, that the number may not be decreased to less than three (3). No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4.    Election and Term of Directors.

                         The number of directors constituting the Board shall be nine (9) subject to increase or decrease from time to time as provided herein. The directors shall be classified, with respect to the period for which they shall severally hold office, into three classes as nearly equal in the number as possible, each holding office, subject to the transitional provisions described below, for a period expiring at the third annual meeting of stockholders following the first annual meeting of stockholders of the Corporation at which directors of such class have been elected. For transitional purposes the directorships held by the nine directors holding office following the 1995 annual meeting shall be classified as follows:

Class I Directorships -

Messrs. Agan, Cole and Gibson will be considered to hold Class I Directorships. The Class I Directorships held by Messrs. Agan and Cole will expire at the Annual Meeting of Stockholders in 1996 and 1998 and at the Annual Meetings held in every third year thereafter and the Class I Directorship held by Mr. Gibson will expire at the Annual Meeting of Stockholders in 1995, 1997 and 1998 and at the Annual Meetings held in every third year thereafter.

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Class II Directorships -

Dr. Menger and Messrs. Powers and Hunter will be considered to hold Class II Directorships. The Class II Directorships held by Dr. Menger and Mr. Hunter will expire at the Annual Meeting of Stockholders in 1995, 1997 and 1999 and at the Annual Meetings held in every third year thereafter and the Class II Directorship held by Mr. Powers will expire at the Annual Meeting of Stockholders held in 1996, 1997 and 1999 and at the Annual Meetings held in every third year thereafter; and

Class III Directorships -

Messrs. Bennett, Flynn and Greenlee will be considered to hold Class III Directorships. The Class III Directorships held by Messrs. Bennett and Flynn will expire at the Annual Meeting of Stockholders in 1995 and 1997 and at the Annual Meetings of Stockholders held in every third year thereafter and the Class III Directorship held by Mr. Greenlee will expire at the Annual Meeting of Stockholders held in 1996 and 1997 and at the Annual Meetings held in every third year thereafter.

SECTION 5.    Nominations for Directors.

                         Nominations of candidates for election as directors of the corporation at any meeting of stockholders called for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote at such meeting. Nominations made by the Board of Directors shall be made at a meeting of the Board of- Directors, or by written consent of directors in lieu of a meeting, not later than sixty days prior to the date of any meeting of stockholders called for the election of directors. The Secretary of the corporation shall request that each such proposed nominee provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director. Any stockholder who intends to make a nomination at any annual meeting of stockholders shall deliver to the Secretary of the corporation not later than 120 days prior to the date on which the corporation's proxy statement was mailed to stockholders in connection with the previous year's annual Meeting, or if such nomination is to be made at a meeting of shareholders other than an annual meeting, a reasonable time before the mailing of the corporation's proxy material, a notice setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by each

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such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of such nominee to serve as a director of the corporation, if elected. In the event that a person is validly designated as a nominee in accordance with the provisions of this section and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. If the Secretary of the meeting of stockholders called for the election of directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 6.    Newly Created Directorships and Vacancies.

                         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a newly created directorship or a vacancy shall be elected to hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

SECTION 7.    Removal of Directors.

                         Any director, an entire class of directors or the entire board of directors may be removed from office, only for cause, and only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 8.    Quorum of Directors.

                         One-third (1/3) of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

SECTION 9.    Action by the Board of Directors.

                         The vote of the majority of the directors present at a meeting of the Board of Directors at the time of the vote, if a quorum is present at such time, shall, except as otherwise provided by law, these By-Laws or the certificate of incorporation, be the act of the Board of Directors.

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SECTION 10.  Written Consent of Directors Without a Meeting.

                         Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 11.  Place and Time of Meetings of Board of Directors.

                         Meetings of the Board of Directors, regular or special, may be held at any place, within or without the State of New York and at any time, fixed by the Board of Directors or by the person or persons calling the meeting. Such meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

SECTION 12.  Notice of Meetings of the Board of Directors.

                         Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the Chairman of the Board or the President, or any two directors. The notice shall be given personally including by telephone or mail, telegram, cable or other public instrumentality. If given personally or by telephone, such notice shall be given not less than 48 hours before the meeting to each director. If given by mail, cable telegram or other public instrumentality, such notice shall be given not less than five (5) days before the date of the meeting, to each director. Such notice shall be deemed given, if mailed, when deposited in the United States mail, with postage thereon prepaid, or, if telegraphed, cabled or sent by other public instrumentality, when given to the telegraph company, cable company, or other public instrumentality, directed to the director at his business address, or, if he shall have filed with the secretary of the corporation a written request that notices to him be mailed or telegraphed, cabled or sent to some other address, then directed to him at such other address. The notice need not specify the purpose of any regular or special meeting of the Board of Directors.

SECTION 13.  Interested Directors.

                         No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of its directors or officers are directors, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

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             (1)       If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 9 of this Article, by unanimous vote of the disinterested directors; or

             (2)       If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders; or

             (3)       If the contract or transaction is affirmatively established by the party or parties thereto to be fair and reasonable as to the corporation at the time it was approved by the Board, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which approves such contract or transaction.

                         The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

                         A loan shall not be made by the corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

SECTION 14.  Reimbursement and Compensation of Directors.

                         The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or other committees may be allowed similar reimbursement and compensation for their services as such.

SECTION 15.  Executive Committee and Other Committees.

                         The Board of Directors by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Except as to matters listed below and except as otherwise

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provided by the Board of Directors, the executive committee, during the interim between meetings of the board of directors, shall possess and may exercise all of the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may be required. Each other committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it.

                         No such committee shall have authority as to the following matters:

(1) The submission to shareholders of any action that needs shareholders' approval;
(2) The filling of vacancies in the Board of Directors or in any committee;
(3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee;
(4) The amendment or repeal of the by-laws or the adoption of new by-laws;
(5) The amendment or repeal of any resolution of the Board of Directors.

                         Each such committee shall serve at the pleasure of the board. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

                         A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

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ARTICLE IV

Officers.

SECTION 1.    Officers.

                         The Board of Directors may elect from its members a Chairman of the Board and shall elect a President, a Chairman of the Executive Committee, one or more Executive Vice Presidents, one or more Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also at any time elect one or more Assistant Secretaries and/or Assistant Treasurers. Any two or more offices may be combined and conferred upon one person except the offices of President and Secretary.

                         The Board of Directors shall appoint either the Chairman of the Board, if any, or the President, the Chief Executive Officer of the Corporation ("the CEO"), who, subject to the control of the Board of Directors, shall direct and control all the business and affairs of the Corporation. The Board of Directors may appoint an Executive Vice President or a Senior Vice President as the Chief Operating Officer of the Corporation ("the COO") who shall be subject to the control of, and perform such duties as may be assigned by, the Chairman of the Board, the President or the Board of Directors. The Board of Directors may appoint an Executive Vice President or a Senior Vice President as the Chief Financial Officer of the Corporation ("the CFO") who shall be responsible for all the fiscal affairs of the Corporation and who shall be subject to the control of, and perform such duties as may be assigned by, the Chairman of the Board, the President or the Board of Directors.

SECTION 2.    Election and Term of Office.

                         The officers of the Corporation shall be elected by a majority vote of the entire Board of Directors at its first meeting held after the annual meeting of the stockholders. In the event of the failure of the Board to elect such officers at such meeting or in the event of a vacancy then such election may be made at any subsequent regular or special meeting of the Board. The President, the Chairman of the Board and the Chairman of the Executive Committee shall be, but the other officers need not be, directors of the Corporation. All officers shall serve under the direction of and at the pleasure of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

SECTION 3.    Powers and Duties of Officers.

    Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall perform such other duties as may be assigned to him from time to time by the Board.

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                         (b)       Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and in the absence of the Chairman of the Board of Directors and the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall have such other and further powers and shall perform such other and further duties as may be assigned to him by the Board of Directors.

                         (c)       President. The President shall perform the duties of the Chairman of the Board of Directors in his absence or during his inability to act. Any action taken by the President in the performance of the duties of the Chairman of the Board of Directors shall be conclusive evidence of the absence or inability to act of the Chairman of the Board of Directors at the time such action was taken. He shall also have such other and further powers and shall perform such other and further duties as may be assigned to him by the Board of Directors.

                         (d)       Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties as may be assigned to them by the Chairman of the Board of Directors or by the President or by the Board of Directors. The Board of Directors may designate any one or more of said Executive Vice Presidents or Senior Vice Presidents as the Chief Operating Officer or the Chief Financial Officer.

                         (e)       Treasurer. The Treasurer shall have the care and custody of the corporate funds and securities. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner ordered by the Board. He shall upon request render an account of all his transactions as Treasurer to the Board of Directors. He shall, at all reasonable hours, exhibit his books and accounts to any director upon application. He or an Assistant Treasurer or such other officers, directors or agents as may be designated by the Board of Directors shall endorse checks, notes or drafts payable to the order of the corporation and sign and countersign checks, drafts, and orders for the payment or withdrawal of moneys or securities on deposit in the corporate accounts in such manner as the Board may direct. He shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chairman of the Board of Directors or by the President.

                         (f)       Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the stockholders, unless another person be appointed for that purpose by the stockholders, and also, unless another person be appointed for that purpose by the Executive Committee, the minutes of the Executive Committee, in books provided for that purpose. He shall give or cause to be given all notices required by these by-laws or by resolution of the Board of Directors. He shall have charge of the stock certificate books, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any director; he shall have custody of the seal of the Corporation; and he shall in general perform all the duties

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usually incident to the office of Secretary, subject to the control of the Board of Directors. The Secretary or an Assistant Secretary shall also certify all resolutions and proceedings of the stockholders, directors and Executive Committee.

                         (g)       Controller. The Controller shall be the chief accounting officer of the corporation, and shall be responsible for and have active control of all matters pertaining to the accounts of the corporation. He shall audit all payrolls and vouchers and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments and all other documents relating to such payments; shall receive and audit all operating and financial statements of the corporation and its subsidiaries; shall have the care, custody and supervision of the books of account of the corporation, their arrangement and classification and shall supervise the accounting and auditing practices of the corporation. He shall, at all reasonable hours, exhibit his books and accounts to any director upon application. He shall, upon request, render an account of the financial condition of the corporation to the Board of Directors. He shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chairman of the Board of Directors or the President.

                         (h)       Assistant Officers. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors.

                         (i)       Removal. Any officer (other than a director) may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors at a special meeting of the Board called for that purpose, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

                         (j)       Bond. Any officer of the Corporation shall give a bond for the faithful discharge of his duties, in such sum, when and as shall be required by the Board of Directors.

                         (k)       Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

SECTION 4.

                         The Chairman of the Board, President, Secretary, or any other officer designated by the Board of Directors, is hereby empowered to endorse or execute and deliver any instrument of transfer of any certificate for shares of stock, or bond, or other security owned by or standing in the name of the Corporation.

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ARTICLE V

Contracts, Checks And Deposits.

SECTION 1.    Contracts.

                         The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

SECTION 2.    Checks, Drafts, etc.

                         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3.    Deposits.

                         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

Certificates Representing Shares, Record
Of Shareholders, Transfers Of Shares.

SECTION 1.    Issuance of Shares.

                         No shares of any class of the corporation or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities of the corporation, shall be issued or sold unless such issuance or sale is approved by the affirmative vote of at least a majority of the entire Board of Directors.

SECTION 2.    Certificates Representing Shares.

                         The shares of the corporation shall be represented by certificates which shall be in such form as shall be determined by the Board of Directors. All such certificates shall be consecutively numbered or otherwise identified. Such certificates shall be signed by the

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Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may, but need not, be sealed with the seal of the corporation or a facsimile thereof. The signature of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue. Each certificate shall state upon the face thereof; (1) that the corporation is formed under the laws of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares and the par value of each share represented by such certificate.

SECTION 3.    Lost, Destroyed or Wrongfully Taken Certificates.

                         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, apparently destroyed or wrongfully taken upon the making of an affidavit of that fact by the person claiming the certificate to be lost, apparently destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, apparently destroyed or wrongfully taken certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, apparently destroyed or wrongfully taken.

SECTION 4.    Record of Shareholders.

                         The corporation shall keep at its principal office, or at the office of its transfer agent in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. The corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

SECTION 5.    Transfer of Shares.

                         Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of shares shall be entered on the record of shareholders of the corporation.

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ARTICLE VII

Fiscal Year.

                         The fiscal year of the corporation shall be the calendar year.

ARTICLE VIII

Dividends.

                         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.

ARTICLE IX

Seal.

                         The seal of the corporation shall be circular in form and contain the name of the corporation, the year when it was formed, and the words "New York". The corporation may use the seal causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

ARTICLE X

Waiver Of Notice.

SECTION 1.    Waiver of Notice to Shareholders.

                         Notice of meeting need not be given to any shareholder who signed a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 2.    Waiver of Notice to Director.

                         Notice of meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

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SECTION 3.    Notice Dispensed with When Delivery Prohibited.

                         Whenever communication to any shareholder or any director is unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statutes, the giving of any notice to such shareholder or such director shall not be required and there shall be no duty to apply for license or other permission to so do.

ARTICLE XI

Indemnification.

                         To the fullest extent permitted by law, either directly or by the purchase of insurance or in part directly and in part by the purchase of insurance, the corporation shall indemnify each natural person, or if deceased, his personal representative made or threatened to be made a party to any action or proceeding civil or criminal, including an appeal therein against the reasonable expenses, attorneys, fees, judgments, fines and amounts paid in settlement if such person is made or threatened to be made a party by reason of the fact that he or his testator or intestate is or was:  (1) an officer, director or employee of the corporation or (2) an officer, director or employee of or served in any capacity in any other corporation, partnership, joint venture, trust or other enterprise, at the request of this corporation, provided that in the case of a person serving as an employee or in any other capacity in any other corporation, partnership, joint venture, trust or other enterprises, that such person was at the time he was so designated to serve by this corporation, an employee of this corporation, or (3) the occupant of a position or a member of a committee or board or a person having responsibilities under federal or state law, including but not limited to responsibilities under the Employee Retirement Income Security Act of 1974, who was appointed to such position or to such committee or board by the Board of this corporation or by an officer of this corporation or who served in such position or on such committee or board at the request or direction of the Board of this corporation or of an officer of this corporation or who assumed such responsibilities at the request or direction of the Board of this corporation or of any officer of this corporation, provided only that such person acted in good faith for a purpose which he reasonably believed would be in the best interest of the corporation or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, and in criminal proceedings had no reasonable cause to believe that his conduct was unlawful.

                         The corporation's obligations under this Article shall be reduced by the amount of any insurance which is available to any such person whether such insurance is purchased by the corporation or otherwise. The right of indemnity created herein shall be personal to the officer, director, employee or other person and their respective legal representatives and in no case shall any insurance carrier be entitled to be subrogated to any rights created herein.

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                         Nothing contained herein shall obligate the corporation to indemnify any person against any claim arising out of personal injuries, bodily injuries or property damage.

ARTICLE XII

Employee Benefits.

                         The Board may from time to time make such provision for the establishment, funding, and carrying out of pension, profit sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any and all of its employees and officers, as in its discretion the Board may deem advisable and the Board may from time to time adopt and carry out any such plan or plans of providing such benefits or modify, discontinue or terminate any such plan as may then be in force. If any such benefit plan entitles members of the Board to participate as employees of the company, every member of the Board shall be entitled to vote upon any matter relating to the adoption, administration, carrying out, modification, discontinuance or termination of any such plan. The Board shall have power to appropriate funds including cash, stock, and other property of the company to defray, in whole or in part, the cost of providing any such benefits which may be based upon services rendered by employees prior to the date of establishment or modification of such plan and upon services to be rendered thereafter prior to the retirement or other payment date provided therein and may obligate the company to make payments toward defraying any such expenses over a period of years, subject always to the power of the Board in its discretion to modify, discontinue and terminate any such benefit plan to the extent then permitted in existing tax or other laws. The Board shall have full power in its discretion to provide for the administration of any such benefit plan and the investment and reinvestment of funds therein by an insurance company, trustees (who may be directors, officers or employees of the company), or other agency under such terms and conditions as the Board may deem advisable or to provide for the administration of such plan and the investment and reinvestment of the funds therein by the company. The Board shall have full power in its discretion to delegate to such committees, individuals (who may be directors, officers or employees of the company) or independent consultants such part of the carrying out of any such plan as in its discretion it may deem advisable.

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ARTICLE XIII

Amendment and Repeal.

SECTION 1.    Amendment and Repeal by the Shareholders.

                         These By-Laws may be amended or repealed by the affirmative vote of holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, provided that the notice of meeting states such purpose.

SECTION 2.    Amendment and Repeal by the Board of Directors.

                         These By-Laws may also be amended or repealed by the affirmative vote of at least 75% of the entire Board of Directors.

Exhibit 5.1

PHILLIPS LYTLE LLP

May 18, 2004

Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902

Ladies and Gentlemen:

This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share (the "Shares") of Hardinge Inc., a New York corporation (the "Company"), and the associated rights to purchase one one-hundredth of a share of Series A Preferred Stock (the "Rights"). The Shares and the Rights herein are referred to as the "Securities."

In connection with rendering this opinion, we have examined the following documents: the Restated Certificate of Incorporation, as heretofore amended, and By-laws of the Company, as heretofore amended; such records of corporate proceedings of the Company as we deemed material; an executed copy of the Registration Statement on Form S-3 under the Securities Act relating to the Securities (the "Registration Statement") and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. With respect to all the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:
(a)

The Shares have been duly authorized and, assuming they will be issued against the consideration established by the Company's board of directors in applicable authorizing resolutions, will be validly issued, fully paid and non-assessable.

(b)	The Rights under the Company's Shareholder Rights Plan to which the holders of Shares will be entitled have been duly authorized and will be validly issued

The foregoing assumes that all requisite steps have been and will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

/s/ PHILLIPS LYTLE LLP

Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Hardinge Inc. for the registration of an indeterminate number of shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Hardinge Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.
Ernst & Young LLP
Syracuse, New York May 17, 2004